UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NEWSTAR FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December [—], 2014

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of NewStar Financial, Inc. (the “Company”) to be held at [500 Boylston Street, Suite 1250, Boston, MA 02116], on January [—], 2015 at [10:00 a.m.] local time. The following pages include the notice of special meeting and the proxy statement describing the business to be transacted at the special meeting.

On November 4, 2014, the Company entered into an investment agreement with three investment funds, sometimes referred to herein as the “investors”, advised by Franklin Square Capital Partners and sub-advised by an affiliate of GSO Capital Partners LP. The investment is part of a planned strategic relationship with Franklin Square and GSO to help fund the Company’s growth strategy and expand our middle market lending and asset management activities, partly through cross-referral and co-lending arrangements with the investors and their affiliates.

The investment agreement provides for the investors to purchase from the Company $300 million principal amount of its 10-year subordinated notes and warrants to purchase 12 million shares of the Company’s common stock at $12.62 per share. Under the terms of the investment agreement, an initial closing for the sale of $200 million principal amount of notes and warrants to purchase 9.5 million shares of the Company’s common stock (representing approximately 19.9% of the Company’s currently outstanding shares, the maximum that may be issued without prior approval of our stockholders under NASDAQ rules) is expected to occur on December 31, 2014. The issuance of the warrants to purchase the remaining 2.5 million shares of Company common stock, as well as the removal of certain restrictions limiting the exercise of the warrants to purchase 9.5 million shares of common stock to a pro forma ownership by the investors of 19.99% of the common stock of the Company and the aggregate issuance of shares of common stock to 19.99% of the common stock outstanding at the time the investment agreement was executed, are subject to the approval of the stockholders of the Company.

At the special meeting, we will ask you to approve (i) the issuance of warrants to purchase 2.5 million shares of common stock of the Company to the investors, subject to the closing of the initial issuance of notes and warrants to the investors, (ii) eliminating the exercise restrictions described above in the warrants to purchase 9.5 million shares of the common stock of the Company and (iii) the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes at the special meeting to approve the proposals described above. Certain existing stockholders and the executive officers of the Company, who collectively own approximately 46% of the outstanding shares of common stock of the Company, have agreed to vote in favor of the proposals.

We are seeking stockholder approval for these proposals relating to the warrants because our common stock is listed on the NASDAQ Global Market and NASDAQ’s rules require us to do so. Our Board of Directors unanimously recommends that stockholders vote FOR each of the proposals.

Please read the attached proxy statement carefully for information relating to the matters you are being asked to consider and vote upon. Our Board of Directors asks that you vote to approve the proposals on the enclosed proxy card and return it as described in the instructions. In addition, we hope you are planning to attend the special meeting personally, and if so, we look forward to seeing you. Whether or not you expect to be present, please promptly vote and submit your proxy by following the instructions provided. If you do attend the special meeting, you may, of course, withdraw your proxy if you choose and vote in person.

On behalf of our Board of Directors and our management, we would like to thank you for your continued support and confidence.

Sincerely yours,

Timothy J. Conway

Chairman and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held on January [—], 2015

Notice is hereby given that a special meeting of the stockholders of NewStar Financial, Inc., a Delaware corporation, will be held at [500 Boylston Street, Suite 1250, Boston, MA 02116], on January [—], 2015 at [10:00 a.m.] local time.

On November 4, 2014, the Company entered into an investment agreement with three investment funds, sometimes referred to herein as the “investors”, advised by Franklin Square Capital Partners and sub-advised by an affiliate of GSO Capital Partners LP. At the special meeting, we will ask you to consider and vote on the following proposals:

1.	the approval of the issuance of warrants to purchase 2.5 million shares of common stock of the Company to the investors, to take place within three business days after the required approval of our stockholders has been received, subject to the closing of the initial issuance of notes and warrants to the investors;

2.	the approval of eliminating certain exercise restrictions contained in the warrants to purchase 9.5 million shares of common stock of the Company (representing approximately 19.9% of our currently outstanding common stock) that will be issued to the investors at the initial closing for the purchase of notes and warrants; and

3.	the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes at the special meeting to approve the proposals described above.

Our Board of Directors unanimously recommends that stockholders vote “FOR” each of the proposals.

Only stockholders of record at the close of business on December [—], 2014 will be entitled to vote at the special meeting or at any adjournment.

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States, or vote using the Internet by following the Internet voting instructions. If you attend the meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors,

Robert K. Brown

Secretary

Dated: December [—], 2014

PROXY STATEMENT

i

THE SPECIAL MEETING

The Board of Directors (the “Board”) of NewStar Financial, Inc. (the “Company”) is soliciting your proxy for use at the special meeting of stockholders to be held on January [—], 2015 and at any adjournment of the meeting. This proxy statement and the accompanying proxy card are first being sent or given to stockholders of the Company on or about December [—], 2014.

Purpose of the Special Meeting. At the special meeting, we will ask you to consider and vote on the following proposals:

1.	the approval of the issuance of warrants to purchase 2,500,000 shares of common stock of the Company to the investors, to take place within three business days after the required approval of our stockholders has been received, subject to the closing of the initial issuance of notes and warrants to the investors;

2.	the approval of eliminating certain exercise restrictions contained in the warrants to purchase 9,500,000 shares of common stock of the Company (representing approximately 19.9% of our currently outstanding common stock) that will be issued to the investors at the initial closing for the purchase of notes and warrants; and

3.	the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes at the special meeting to approve the proposals described above.

The Board unanimously recommends that stockholders vote “FOR” each of these proposals.

Record Date and Voting. You may vote your shares of Company common stock at the special meeting if you were a stockholder of record at the close of business on December [—], 2014. On that date, there were [—] shares of common stock outstanding. You are entitled to one vote for each share of common stock that you held on the record date. Shares of Company common stock, if any, purchased by the investors upon exercise of warrants issued to such investors pursuant to the Investment Agreement described below are not eligible to vote at the special meeting.

How to Vote Your Shares.

Stockholder of Record: Shares Registered in Your Name

If on December [—], 2014 your shares were registered directly in your name with our transfer agent, then you are a stockholder “of record.” If you are a stockholder of record, you may vote in person at the special meeting, by mail or over the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. Voting in person will revoke your proxy. There are three ways to vote:

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To vote in person, come to the special meeting and we will give you a ballot when you arrive. If you plan to attend the special meeting in person, please plan to arrive no later than ten minutes in advance of the start time of the meeting to allow access to the building facilities.

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To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

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To vote over the Internet, access our secure website registration page through the Internet at [www.voteproxy.com] and follow the instructions. You will need to have the control number that appears on your proxy card available when voting.

Please note that the Internet voting facilities for registered stockholders will close at 11:59 p.m., EST, on January [—], 2015.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December [—], 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote over the Internet, as instructed by your broker or bank. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Quorum. A quorum of stockholders is required to transact business at the meeting. A quorum will be present at the special meeting if holders of a majority of the outstanding shares of common stock entitled to vote on the record date are represented at the meeting, in person or by proxy. Abstentions and broker non-votes will be counted in determining a quorum for the transaction of business at the special meeting.

Number of votes required. The required vote for approval of each of the proposals for consideration at the special meeting is the affirmative vote of a majority of the total votes cast, present or represented by a proxy, at the special meeting.

Abstentions and broker non-votes. A broker non-vote on a proposal results from a proxy submitted by a broker that does not indicate a vote for one or more proposals because the broker does not have discretionary voting authority and the broker’s customer did not send the broker instructions on how to vote on the proposal. If the broker does not have instructions on certain matters, and the broker is barred by law or regulation from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter. Broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the proposal. Abstentions will be counted as a vote cast at the special meeting for purposes of the proposals and will have the same effect as a vote “AGAINST” the proposal.

Other matters. Our bylaws provide that business transacted at a special meeting of stockholders be limited to matters relating to the purpose or purposes stated in the notice of meeting. Accordingly, no matters other than the Proposals will be considered at the special meeting.

How you may revoke your proxy. You may revoke the authority granted by your executed proxy card at any time before we exercise it by either (i) filing by 5:00 p.m. Eastern Standard Time the business day prior to the special meeting with our Corporate Secretary, Robert K. Brown, a written revocation or a duly executed proxy card bearing a later date, or (ii) by voting in person at the meeting. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to revoke your proxy. Merely attending the special meeting does not revoke your proxy.

Expenses of solicitation. We will bear all costs of soliciting proxies. We will, upon request, reimburse brokers, custodians and fiduciaries for out-of-pocket expenses incurred in forwarding proxy solicitation materials to the beneficial owners of stock held in their names. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from stockholders in person or by other means of communication, including telephone, facsimile and e-mail, without additional remuneration. We may retain a proxy solicitation firm to assist in the solicitation of proxies. We will bear all reasonable fees and expenses if such a firm is retained.

Householding of Annual Meeting Materials. Some banks, brokers and other nominee record holders may be “householding” our proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the following address and telephone number: NewStar Financial, Inc., 500 Boylston St., Suite 1250, Boston, MA 02116, Attn: Corporate Secretary, telephone: (617) 848-2500.

No Appraisal Rights. There are no appraisal rights associated with any of the proposals being considered at the special meeting.

Adjournment. The special meeting may be adjourned for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by the chairman of the meeting or by the holders of a majority of the voting power of our shares of common stock, present in person or represented by proxy at the special meeting. Under Delaware law, we are not required to notify stockholders of any adjournments of less than 30 days if the time and place of the record date is fixed for the adjourned meeting. Unless a new record date is fixed, your proxy will still be valid and may be voted at the adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

BACKGROUND AND REASONS FOR THE PROPOSALS

Background

The Company’s management and board regularly review the Company’s strategic position and alternatives, and over the past several years have focused on alternatives that might accelerate growth in its lending and asset management businesses, strengthen its capital base and provide more channels for lending opportunities and product distribution. As part of these initiatives, the Company began discussions several months ago with Franklin Square Capital Partners (“Franklin Square”), GSO Capital Partners LP (“GSO”), a subsidiary of the Blackstone Group L.P., and certain of their affiliates about strategic opportunities to work together. These discussions focused on the complementary nature of the two companies’ businesses and the potential synergies from developing a strategic relationship, including a financial investment by GSO’s affiliates that would enable the Company to grow faster by providing larger capital commitments to its clients and opening up new origination channels through the GSO and Franklin Square platforms. These discussions led to the development of the investment commitment and related strategic relationships described in this proxy statement and in the Company’s other SEC filings.

On November 4, 2014, we entered into an investment agreement (the “Investment Agreement”) with FS Investment Corporation, FS Investment Corporation II, and FS Investment Corporation III, which we refer to as the investors, pursuant to which we have agreed to issue $300 million aggregate principal amount of ten-year subordinated notes (the “Notes”) and warrants exercisable for 12,000,000 shares of the Company’s common stock at an exercise price of $12.62 per share (subject to anti-dilution adjustments) (the “Warrants”). The investors are advised by Franklin Square and sub-advised by an affiliate of GSO. This strategic investment in the Company (the “Investment”) is expected to be completed in multiple closings with $200 million aggregate principal amount of Notes expected to be issued at an initial closing (the “Initial Closing”) on or before December 31, 2014 (the “Initial Issue Date”), subject to customary closing conditions. We expect to issue an additional $100 million aggregate principal amount of Notes at one or more closings (each an “Additional Closing”) within one year of the Initial Closing. The Notes will be sold to the investors for a purchase price equal to 98% of their principal amount. The Warrants will be issued and sold in two tranches with the first tranche (the “First Tranche Warrants”), which will be exercisable for 9,500,000 shares of common stock, expected to be issued at the Initial Closing. The issuance of the second tranche (the “Second Tranche Warrants”), which will be exercisable for 2,500,000 shares of common stock, is subject to approval by the Company’s stockholders pursuant to the proposals being considered at the special meeting for which proxies are being solicited pursuant to this proxy statement.

Concurrently with the execution of the Investment Agreement, the Company entered into separate voting agreements (the “Voting Agreements”) with certain existing stockholders and executive officers of the Company in which each such holder committed to vote the shares of common stock that each holder owns at the special stockholder meeting described in this proxy statement in favor of the issuance of the Second Tranche Warrants and the removal of the exercise restrictions contained in the First Tranche Warrants that are described below. The shares of the Company’s common stock subject to such individual Voting Agreements, in the aggregate, represent approximately 46% of the outstanding voting power of the Company’s common stock.

The Investment is a component of a planned strategic relationship between the Company, Franklin Square and GSO to help fund the Company’s growth strategy and expand the Company’s middle market lending and asset management activities. The Company expects to use the proceeds from the Investment for general corporate purposes, including to enhance its ability to originate and lead transactions across its business lines and increase origination volume to facilitate asset growth. The Investment will also extend the access of GSO and Franklin Square to the lower middle market and allow Franklin Square’s funds and GSO to offer their portfolio companies other financing solutions such as equipment leases and asset-based loans from the Company. This planned strategic relationship is also expected to result in cross-referral and co-lending opportunities, thereby providing the Company with new channels of origination and enabling the Company to provide larger capital commitments and broader financing options to its clients. GSO and Franklin Square, separately, may also consider investing additional capital in future lending vehicles managed by the Company.

NASDAQ Global Market Requirements

Because the Company’s common stock is listed on the NASDAQ Global Market, we are subject to NASDAQ rules and regulations. Rule 5635(d) of the NASDAQ Listing Rules, which we refer to as the “NASDAQ Private Placement Rule,” requires stockholder approval in connection with a private placement of securities convertible into or exercisable for shares of the Company’s common stock equal to 20% or more of the common stock outstanding or 20% or more of the voting power outstanding immediately prior to the issuance, in each case, for less than the greater of book or market value of the common stock. Rule 5635(b) of the NASDAQ Listing Rules, which we refer to as the “NASDAQ Change of Control Rule,” requires stockholder approval in connection with any “change of control” of the Company. Pursuant to its published rules and interpretations, NASDAQ generally will consider an issuance to result in a “change of control” if, subject to limited exceptions, an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the common stock or the voting power of the Company on a post-transaction basis and as a result would be the Company’s largest stockholder.

As of [—], 2014, there were [—] shares of Company common stock outstanding. If all the Warrants were exercised in full, the 12 million shares of common stock would represent [—]% of the shares of common stock outstanding immediately prior to execution of the Investment Agreement and the investors would beneficially own approximately [—]% of the total common stock outstanding after giving effect to such exercise.

Because the exercise price of the Warrants is $12.62 per share of common stock, which is less than the greater of book or market value of the common stock prior to the execution and delivery of the Investment Agreement, stockholder approval is necessary for the issuance of the Second Tranche Warrants pursuant to the NASDAQ Private Placement Rule. In addition, given the anti-dilution provisions contained in the Warrants, the shares of common stock issuable upon exercise of the First Tranche Warrants, without giving effect to the exercise restrictions contained therein, could exceed 20% of the shares of common stock outstanding immediately prior to the execution of the Investment Agreement, thereby necessitating approval of the removal of the exercise restrictions in the First Tranche Warrants pursuant to the NASDAQ Private Placement Rule. Similarly, the issuance of the First and Second Tranche Warrants together in full, without giving effect to the exercise restrictions contained in the First Tranche Warrants, could be deemed to be a “change of control”, necessitating stockholder approval of the removal of the ownership limitation contained in the First Tranche Warrants and the issuance of the Second Tranche Warrants pursuant to the NASDAQ Change of Control Rule.

In light of the NASDAQ Change of Control Rule and the NASDAQ Private Placement Rule, as described in greater detail below under the caption “Description of the Transaction Documents—Warrants,” the holders of the First Tranche Warrants would be restricted from exercising the Warrants to the extent that such exercise would result in (i) the aggregate voting power of such Warrant holder (or any group including such Warrant holder), including upon exercise of Warrants or similar common stock equivalents, exceeding 19.99% of the total number of votes that may be cast in respect of all capital stock of the Company on matters generally submitted to the holders of the Company’s capital stock for a vote, (ii) a Warrant holder (or any group including such Warrant holder) having beneficial ownership of more than 19.99% of the then outstanding common stock or 19.99% of the common stock outstanding immediately prior to the execution of the Investment Agreement or the issuance of the First Tranche Warrants or (iii) the aggregate number of shares of common stock into which the Warrants are exercisable (the “Warrant Shares”) issued under the Warrants issued pursuant to the Investment Agreement exceeding 19.99% of the shares of common stock outstanding immediately prior to the execution of the Investment Agreement. These restrictions will remain in effect unless and until stockholder approval has been obtained to remove these exercise restrictions pursuant to the NASDAQ Change of Control Rule and the NASDAQ Private Placement Rule. If the Company’s stockholders approve Proposal Two, this exercise restriction will no longer be applicable. If the Company’s stockholders approve Proposal One, the Second Tranche Warrants will be issued to the investors within three business days of such approval.

If the Company’s stockholders do not approve either Proposal One or Proposal Two, then no Second Tranche Warrants will be issued and this exercise restriction will remain applicable to the First Tranche Warrants, respectively. The terms of the Investment will not otherwise change and the stockholder approval is not a condition to the Initial Closing or to any Additional Closings at which additional Notes will be issued.

Recommendation of the Board of Directors

The Board unanimously approved the Investment. The Board has concluded that the Investment is in the best interests of the Company and its stockholders and unanimously recommends that stockholders vote “FOR” each of the Proposals at the special meeting.

About Franklin Square Capital Partners

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients. Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded business development company. The firm managed approximately $13.6 billion in assets as of September 30, 2014. Franklin Square distributes its non-traded funds through its affiliated broker-dealer, FS2 Capital Partners, LLC.

About Blackstone and GSO

Blackstone is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with almost $300 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

GSO Capital Partners LP is the global credit and distressed investment platform of Blackstone. With approximately $70 billion of assets under management, GSO is one of the largest alternative managers in the world focused on the leveraged-finance, or non-investment grade related, marketplace. GSO seeks to generate attractive risk-adjusted returns in its business by investing in a broad array of strategies including mezzanine debt, distressed investing, leveraged loans and other special-situation strategies. Its funds are major providers of credit for small and middle-market companies and they also advance rescue financing to help distressed companies.

PROPOSALS

PROPOSAL ONE: APPROVAL OF THE ISSUANCE OF WARRANTS TO PURCHASE 2,500,000 SHARES OF COMMON STOCK TO THE INVESTORS

The Company is seeking stockholder approval to issue the Second Tranche Warrants to the investors exercisable for the purchase of 2,500,000 shares of common stock of the Company. Pursuant to the Investment Agreement, the investors agreed to purchase $300 million principal amount of Notes and in connection with those purchases, the Company agreed to issue to the investors Warrants to purchase an aggregate of 12,000,000 shares of common stock. Due to the NASDAQ rules described above, the Company agreed in the Investment Agreement to issue the First Tranche Warrants at the Initial Closing and the Second Tranche Warrants following receipt of required stockholder approval. The Company is seeking stockholder approval with respect to Proposal One to satisfy its obligations under the Investment Agreement to use its reasonable best efforts to seek and obtain such approval and to comply with the rules and regulations of the NASDAQ Global Market.

The Board unanimously recommends a vote “FOR” this Proposal One.

PROPOSAL TWO: APPROVAL OF ELIMINATING CERTAIN EXERCISE RESTRICTIONS CONTAINED IN THE WARRANTS TO PURCHASE 9,500,000 SHARES OF COMMON STOCK THAT WILL BE ISSUED TO THE INVESTORS

The Company is seeking stockholder approval to remove the exercise restrictions contained in the First Tranche Warrants. The Company is seeking stockholder approval with respect to Proposal Two to satisfy its obligations under the Investment Agreement to use its reasonable best efforts to seek and obtain such approval and to comply with the rules and regulations of the NASDAQ Global Market.

The Board unanimously recommends a vote “FOR” this Proposal Two.

PROPOSAL THREE: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE IS AN INSUFFICIENT NUMBER OF VOTES AT THE MEETING TO APPROVE PROPOSALS ONE AND TWO

The Board is seeking stockholder approval to adjourn the special meeting if there are insufficient votes at the special meeting to approve Proposals One and Two. Because some of our stockholders hold their shares of common stock in “street name,” it can take longer for those stockholders to receive proxy solicitation materials and to return their proxy cards. To permit proxies that have been timely received to be voted for an adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the special meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to stockholders, other than an announcement made at the special meeting.

The Board unanimously recommends a vote “FOR” this Proposal Three.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

Summary of the Terms of the Transaction Documents

The following is a summary of the terms of the transaction documents entered into in connection with the Investment. The issuance of the Notes and the Warrants is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and we expect to rely upon Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder for an exemption from registration.

This summary of the terms of the transaction documents is intended to provide you with basic information concerning the Investment. However, it is not a substitute for reviewing the form of Warrant, which is attached hereto as Appendix A, and the Investment Agreement, the form of Note, and the form of Voting Agreement, copies of which have been filed with the SEC, in their entirety. You should read this summary in conjunction with those documents.

Investment Agreement

On November 4, 2014, the Company entered into the Investment Agreement with the investors and announced such action on November 5, 2014. Upon satisfaction of certain closing conditions, the Company will execute and deliver other transaction documents with each of the investors, including Notes and Warrants, the forms of which are attached to the Investment Agreement and are summarized below, and the investors will fund the purchase of such Notes and Warrants as contemplated by the Investment Agreement. The Notes will be sold to the investors for a purchase price equal to 98% of their principal amount.

Closing Conditions

The obligations of the Company and the investors to consummate the Initial Closing are subject to the fulfillment or waiver of certain closing conditions, including the accuracy of representations and warranties, compliance with covenants and obligations and notification to NASDAQ for the listing of the Warrant Shares on the NASDAQ Global Market.

The obligations of the Company and the investors to consummate any Additional Closing are subject to the fulfillment or waiver of certain closing conditions, including the accuracy of representations and warranties, compliance with covenants and obligations, the absence of any material adverse effect with respect to the Company and the absence of certain events of default with respect to any recourse indebtedness of the Company (in an aggregate principal amount of $25,000,000 or more and subject to a grace period) or with respect to any Notes purchased at prior closings.

Warrant Cancellation

If any investor breaches its obligation to purchase Notes at an Additional Closing despite full satisfaction or waiver of the applicable conditions precedent, the Company may cancel a pro rata portion of the Warrants held by such investor. In the event of such cancellation, the Company agrees not to seek specific performance to enforce such purchase at an Additional Closing and any monetary award obtained as a remedy for such breach shall be reduced by the fair market value of such cancelled Warrants.

Representations and Warranties

In the Investment Agreement, the Company makes representations and warranties to the investors regarding, among other things, the Company and its subsidiaries, authority to enter into the transactions, capitalization, financial condition, compliance with United States securities and other laws, business and properties, taxes, contractual matters, litigation matters, labor practices, employee benefits plans, insurance, and matters related to the Investment Company Act of 1940. Likewise, each investor makes representations and warranties to the Company regarding, among other things, such investor’s organization and authority, authority to enter into the transactions, status as an accredited investor, beneficial ownership of the Company’s common stock and certain matters related to the United States securities laws.

The assertions embodied in the representations and warranties in the Investment Agreement were made solely for purposes of the contract among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Restrictions on Transfers of Warrants and Warrant Shares

The Investment Agreement generally prohibits transfers of Warrants or Warrant Shares prior to the first anniversary of the Initial Issue Date, other than among affiliates of the investors. During the second and third years after the Initial Issue Date, the investors may sell up to one-third of the Warrants and Warrant Shares in each year (or two-thirds cumulatively). After the third year there will be no further volume restrictions on transfers, but all transfers to non-affiliates, whether before or after the expiration of these volume restrictions, must be:

(a)	in a registered, underwritten public offering or in a registered offering other than an underwritten public offering in blocks of 10% of the common stock outstanding or less;

(b)	in Rule 144 sales;

(c)	to institutional investors who are eligible to file a 13G under the Securities Exchange Act of 1934 (the “Exchange Act”) for investment purposes only, in blocks of 10% of the common stock outstanding or less; and

(d)	in a business combination transaction approved by the Company’s board of directors.

In the event of a transfer of Warrants or Warrant Shares by an investor (i) to an affiliate that is a wholly-owned subsidiary of such investor, such affiliate will be bound by the provisions of Article IV of the Investment Agreement to the same extent as such investor and the investor shall retain liability for such affiliate’s breach thereof or (ii) to an affiliate that is not a wholly-owned subsidiary of such investor, then such affiliate must execute a joinder to the Investment Agreement agreeing to be bound by the terms of Article IV of the Investment Agreement to the same extent as such investor.

Company Right of First Offer

If at any time one or more investors desire to sell all or any portion of its Warrants or Warrant Shares representing more than 1,000,000 shares of Common Stock, the Company will have the first option to make an offer to purchase such Warrants or Warrant Shares, which the selling investor shall have seven business days to elect whether to accept. If such investor does not accept the Company’s offer, then it may sell such Warrants or Warrant Shares to a third party for no less than 100% of the price set forth in the Company’s offer, provided a definitive agreement is entered no less than 30 days after the end of the seven-day period referred to above and provided that the closing of such sale occurs within 30 days of the date of such definitive agreement. The foregoing right of the Company does not apply with respect to transfers by an investor to an affiliate or to proposed sales to be made pursuant to (a), (b) or (d) under the subheading “Restrictions on Transfers of Warrants and Warrant Shares” above.

Indemnification

Under the terms of the Investment Agreement, the Company is required to indemnify the investors and certain related parties for losses arising as a result of any breach of the representations, warranties, covenants or agreements made by the Company in the Investment Agreement.

Covenants of the Company

The Investment Agreement contains certain affirmative and negative covenants of the Company, including:

•	For so long as the investors hold at least $50,000,000 aggregate principal amount of Notes, the Company agrees:

(a)	that the percentage of gross revenue of the Company derived from investment and asset management fees in any fiscal year shall not exceed 15% of the Company’s gross revenues for such fiscal year; and

(b)	the Company will neither incur nor permit any subsidiary to incur any indebtedness after the Initial Issue Date, if on the date of such incurrence and after giving effect thereto on a pro forma basis, the total leverage ratio of the Company would be greater than 5.50 to 1.00.

•

For a period of one year following the Initial Issue Date, the Company will not undertake any repurchase of its common stock unless the repurchase price is at or below book value, other than cashless exercise of employee stock options and any repurchase in connection with the Company’s existing repurchase plan under Rule 10b-18 under the Exchange Act or any successor plan for the repurchase of up to $10,000,000 of common stock.

•

If after giving effect to any planned or proposed repurchase of common stock by the Company, whether pursuant to the Company’s existing repurchase plan or otherwise, the investors would beneficially own more than 25% of the then-outstanding shares of common stock of the Company, the Company will repurchase on a pro rata basis the Warrants or Warrant Shares held by the investors at a repurchase price equal to fair market value, with respect to Warrants, or market price, with respect to Warrant Shares, so that after giving effect to such repurchase the investors will beneficially own less than 25% of the then-outstanding shares of common stock of the Company.

•

For a period of one year following the Initial Issue Date, the Company will not, without the prior consent of the investors, prepay any indebtedness for borrowed money or any notes payable, bonds, debentures or similar instruments that cannot be redrawn, except where such prepayment is required by the terms of the applicable agreement or the indebtedness so repaid is refinanced in a similar or greater amount within 90 days of such prepayment.

•

The Company and the investors will use reasonable best efforts to close a currently proposed collateralized loan obligation transaction between the Company and affiliates of the investors prior to the Initial Closing.

•

Prior to the expiration of the volume limitation transfer restrictions described in the subsection “Restrictions on Transfers of Warrants and Warrant Shares”, the Company will not undertake any reorganization whereby the Company or any controlled affiliate of the Company or their respective successors would be an “investment company” within the meaning of the Investment Company Act of 1940.

Standstill Agreement of Investors and GSO

For so long as an investor holds Warrants or Warrant Shares, it agrees not to, and will not permit its subsidiaries to, directly or indirectly (i) acquire beneficial ownership of any shares of Common Stock if such acquisition would result in the investors and their subsidiaries having beneficial ownership of more than 25% of the outstanding shares of the Company’s common stock and (ii) take certain specified actions, including:

•	make or in any way participate in any “solicitation” of “proxies” to vote any securities of the Company;

•	propose to enter into a merger or similar transaction involving the Company or make any tender offer or exchange offer for shares of the Company’s common stock;

•	participate in a “group” with respect to any securities of the Company (other than a group including solely the investors and their affiliates); or

•	publicly disclose any intention inconsistent with the foregoing or advise or assist any other person in connection with any of the foregoing.

Concurrently with the execution of the Investment Agreement, the Company entered into a separate standstill agreement with GSO containing substantially similar provisions to those described above.

Registration Rights

The Investment Agreement provides the investors with certain registration rights after the first anniversary of the Initial Issue Date with respect to registrable securities purchased under the Warrants, including “demand” registration rights, pursuant to which the investors may require the Company to file a registration statement covering the public offering or distribution of the investors’ Warrant Shares and “piggy-back” registration rights, pursuant to which the investors may include their Warrant Shares in a registration under the Securities Act of equity securities by the Company. The investors are limited to four “demand” registration rights in the aggregate, which may only be exercised if the sale of the securities requested to be registered under the Securities Act is reasonably expected to result in aggregate gross proceeds in excess of $50,000,000 or if the securities requested to be registered represent all Warrant Shares then held by the investors. The Company will not be obligated to file more than one registration statement in response to a demand registration in any 180-day period. The Investment Agreement contains certain customary indemnification provisions with respect to the registration rights contained therein.

Warrants

Number of Shares and Exercise Price

Pursuant to the Investment Agreement, the Company will issue to the investors the First Tranche Warrants and, subject to stockholder approval of Proposal One, the Second Tranche Warrants, exercisable for the purchase of an aggregate of 12,000,000 shares of common stock of the Company. The exercise price for the Warrants is $12.62 per share of common stock, subject to anti-dilution adjustments.

Exercisability

The Warrants are exercisable in whole or in part for shares of common stock by payment of the aggregate exercise price for the shares thereby purchased by (i) payment of such aggregate exercise price in cash or (ii) upon the election of either the Company or the Warrant holder exercising its Warrants, through a cashless exercise consummated by the Company withholding a number of shares of common stock equal in value to the aggregate exercise price as to which such Warrant is exercised; provided, however, the Warrant holder shall not have the right to exercise any portion of a Warrant to the extent that, after giving effect to such exercise, the Warrant holder (together with its affiliates and any group of which it is a part) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise, or such other limitation as the Warrant holder may specify to the Company upon 61 days prior notice (but in no event greater than 24.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise).

As discussed above, prior to the receipt of the stockholder approval for which proxies are being solicited pursuant to this proxy statement, a Warrant shall not be exercisable if, and to the extent that, following such exercise (i) the aggregate voting power of such Warrant holder (or any group including such Warrant holder), including upon exercise of Warrants or similar common stock equivalents, would exceed 19.99% of the total number of votes which may be cast in respect of all capital stock of the Company on matters generally submitted to the holders of the Company’s capital stock for a vote, (ii) such Warrant holder (or any group including such Warrant holder) would beneficially own more than 19.99% of the then-outstanding shares of common stock or of the shares of common stock outstanding immediately prior to the execution of the Investment Agreement or the issuance of such Warrant or (iii) the aggregate number of Warrant Shares issued under such Warrant and under any other Warrants issued pursuant to the Investment Agreement would exceed 19.99% of the shares of common stock outstanding immediately prior to the execution of the Investment Agreement. The foregoing limitations described in this paragraph will terminate immediately upon receipt of stockholder approval of Proposal Two.

Expiration

The Warrants are exercisable in whole or in part from time to time until November 4, 2024.

Transferability of Warrants

Warrants are transferable in accordance with the provisions of the Investment Agreement, as described in the subsection “Restrictions on Transfers of Warrants and Warrant Shares” above.

Voting Rights

Prior to the exercise of the Warrants, no Warrant holder, in its capacity as such, shall be entitled to any rights of a stockholder of the Company by virtue of the Warrant, including the right to vote or to consent with respect to any matter.

Adjustment in the Exercise Price and the Number of Shares

The exercise price and the number of shares issuable upon exercise of the Warrants are subject to anti-dilution adjustments, including adjustments due to the following:

•

dividends of common stock made on the common stock, the subdivision or reclassification of the outstanding shares of common stock into a greater number of shares or the combination or reclassification of the outstanding shares of common stock into a smaller number of shares;

•

distributions to the holders of shares of common stock of (i) shares of any class other than common stock of the Company, (ii) evidence of indebtedness of the Company or any subsidiary, (iii) assets or cash or (iv) rights or warrants;

•	certain business combinations or reclassifications of the common stock; and

•

the issuance of shares of common stock or convertible securities (subject to certain exceptions) without consideration or at a consideration that is less than 90% of the market price on the last trading day preceding the date of agreement on pricing of such shares or securities.

Voting Agreement

In connection with the execution of the Investment Agreement, the Company entered into Voting Agreements with certain existing stockholders of the Company and the executive officers of the Company. Pursuant to the Voting Agreements, the persons subject to the Voting Agreements have agreed to vote all of their shares of common stock of the Company in favor of the proposals for which approval is being requested at the special meeting. As of [—], 2014, persons subject to Voting Agreements collectively exercised voting control over approximately 46% of our outstanding shares of common stock. The Voting Agreements will terminate upon the earliest to occur of (i) the issuance of the Second Tranche Warrants, (ii) the failure of the Company’s stockholders to approve the issuance of the Second Tranche Warrants or the removal of the exercise restrictions contained in the First Tranche Warrants and (iii) 180 days from the date of the Voting Agreements.

Subordinated Notes

General

Pursuant to the Investment Agreement, the Company will issue to the investors up to $300 million aggregate principal amount of Notes. The Notes will mature on the date that is ten years from the Initial Issue Date. The

Notes will bear interest at a rate equal to 8.25% per annum if paid in cash and 8.75% (the “PIK Interest Rate”) per annum to be accrued as an increase in the aggregate principal amount of the Notes if paid in kind (“PIK Interest”). The Company may elect to pay interest as PIK Interest with at least five business days’ notice prior to the first interest payment date on which it has elected to pay interest at the PIK Interest Rate. Once such an election is made, interest will accrue as PIK Interest until the Company elects otherwise.

Redemption

The Notes are redeemable at the Company’s option prior to the third anniversary of the Initial Issue Date subject to the payment of a make-whole premium and thereafter at specified prices declining to 100% of principal amount if redeemed on or after the fifth anniversary of the Initial Issue Date. The Company is required to make an offer to redeem the Notes upon the occurrence of certain events, involving a change of control or certain types of reorganizations, at the prices specified in the Notes, plus any make-whole premium and accrued and unpaid interest.

Subordination

The Notes are wholly subordinated and junior in right of payment, to the extent and in the manner set forth in the Notes, to prior payment in full of all other existing or future indebtedness of the Company. Notwithstanding the foregoing, the Notes will rank pari passu with all other indebtedness that expressly provides by its terms that it ranks pari passu with the Notes and will be senior to all other indebtedness of the Company that expressly provides by its terms that it is subordinated to the Notes.

Events of Default

The following constitute an event of default under the Notes: (i) the Company fails to make a principal payment when due or fails to make an interest payment and does not cure such failure within 30 calendar days from the date such interest payment was due; (ii) the Company breaches any other covenant or agreement contained in the Notes and such failure is not cured within 60 calendar days of written notice of such breach being provided to the Company by the holder; and (iii) certain actions or proceedings relating to insolvency of the Company and similar events. For so long as an event of default has occurred and is uncured and continuing, the holders of the Notes may declare the aggregate principal amount of the Notes then outstanding (or in certain events involving the insolvency of the Company such principal amount will automatically become) due and payable.

Restrictions on Transfer

The Notes permit the investors to assign the Notes to affiliates and, in $10 million minimum denominations, to third parties that are accredited investors, subject in each case to compliance with applicable securities laws.

SHARES HELD BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of November 21, 2014 by (i) each person or group who is known by us to own beneficially more than 5% of our common stock, (ii) each current member of our Board and each of the Company’s named executive officers, and (iii) all current members of our Board and our current executive officers as a group. Percentage calculations are based on of the 47,680,366 shares of common stock that were outstanding on November 21, 2014.

	Shares Owned	Percent of Class
Principal Stockholders
Capital Z Partners, Ltd. (1)(2) Capital Z Partners, L.P. Capital Z Financial Services Fund II, L.P. Capital Z Financial Services Private Fund II, L.P.	9,587,981	20.10%
Capital Z Partners III GP, Ltd. (3)(2) Capital Z Partners III GP, L.P. Capital Z Partners III, L.P. 230 Park Avenue South New York, NY 10003
Corsair II Capital Partners, L.P. (4) Corsair III Financial Services Capital Partners, L.P. Corsair III Financial Services Offshore 892 Partners, L.P. 717 Fifth Avenue New York, NY 10022	9,538,415	20.00%
Second Curve Capital, LLC (5) 237 Park Avenue, 9th Floor New York, New York 10017	4,675,166	9.81%
Timothy E. Moriarty (6) c/o McGrath, Doyle & Phair 150 Broadway-Suite 1915 New York, NY 10038	3,637,234	7.63%
Swiss Reinsurance Company (7) Mythenquai 50/60 CH-8022 Zurich, Switzerland	3,000,000	6.29%

Directors and Executive Officers
Charles N. Bralver (8)	153,412	*
Timothy J. Conway (9)	2,185,781	4.49%
Bradley E. Cooper (10)	95,837	*
Brian L.P. Fallon (11)	94,988	*
Frank R. Noonan (12)	122,988	*
Maureen P. O’Hara (13)	119,488	*
Peter A. Schmidt-Fellner (14)	1,714,082	3.53%
Richard E. Thornburgh (15)	129,988	*
John K. Bray (16)	875,168	1.82%
Patrick F. McAuliffe (17)	225,907	*
Daniel D. McCready	51,784	*
All current executive officers and directors as a Group (12 persons) (18)	6,432,069	12.70%

*	Less than 1%.
(1)	Includes 25,000 shares issuable upon the exercise of options and 5,562,981 shares of Common Stock held directly. As reported in a Schedule 13D/A filed with the SEC on January 22, 2008, Capital Z Partners, Ltd. (“Capital Z Ltd”) is the general partner of Capital Z Partners, L.P. (“Capital Z LP”), which is the general partner of Capital Z Financial Services Fund II, L.P. (“Capital Z”) and Capital Z Financial Services Private Fund II, L.P. (“Capital Z Private Fund”), investment funds located at the same address that hold the shares shown. All four entities report shared voting and investment power over all such shares.
(2)	As reported in a Schedule 13D/A filed with the SEC on January 22, 2008, Capital Z Partners III GP, Ltd., Capital Z Partners III, L.P., Capital Z Partners III GP, L.P., Capital Z Partners, Ltd., Capital Z Partners, L.P., Capital Z Financial Services Fund II, L.P., and Capital Z Financial Services Private Fund II, L.P may be deemed to constitute a “group” (within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934). As a result, and on that basis, the entities in the preceding sentence may be deemed to beneficially own shares of Common Stock that may be beneficially owned by such persons. Bradley E. Cooper is a Senior Vice President and Director of Capital Z Partners, Ltd. and Capital Z Partners III GP, Ltd. and also a director of the Company (See Footnote 11 below). Robert Spass and Bradley E. Cooper are the natural persons who exercise sole or shared voting and/or dispositive powers over the Company’s securities held by Capital Z Partners, Ltd. and Capital Z Partners III GP, Ltd. The address of each of these individuals is c/o Capital Z Partners L.P. 230 Park Avenue South, New York, NY 10003.

(3)	Consists of 4,000,000 shares directly owned by Capital Z Partners III, L.P. (“Capital Z III”) and indirectly owned by Capital Z Partners III GP, L.P. (“Capital Z III LP”) and Capital Z Partners III GP, Ltd. (“Capital Z III GP”). Capital Z III LP is the general partner of Capital Z III. Capital Z III GP is the general partner of Capital Z III LP and the ultimate general partner of Capital Z III. Capital Z III LP and Capital Z III GP may be deemed to be the beneficial owners of the securities held by Capital Z III, although Capital Z III LP and Capital Z III GP disclaim beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein (within the meaning of Rule 16a-1 of the Exchange Act). As reported in a Schedule 13D/A filed with the SEC on January 22, 2008, Capital Z III GP and Capital Z III LP share voting and investment power over all such shares.
(4)	Corsair II Capital Partners, L.P. (f/k/a J.P. Morgan Corsair II Capital Partners, L.P.), Corsair III Financial Services Capital Partners, L.P. and Corsair III Financial Services Offshore 892 Partners, L.P. are controlled by Corsair Capital LLC. Corsair Capital LLC is the manager of Corsair PTJB, LLC, which is the managing member of Corsair II, L.L.C. Corsair II, L.L.C. is the general partner of Corsair II, L.P., which is the general partner of Corsair II Capital Partners, L.P. (f/k/a J.P. Morgan Corsair II Capital Partners, L.P.). Corsair Capital LLC is also the general partner of Corsair III Management, L.P., which is the general partner of Corsair III Financial Services Capital Partners, L.P. and Corsair III Financial Services Offshore 892 Partners, L.P. Richard E. Thornburgh is an officer of both Corsair Capital LLC and Corsair II, L.L.C. and is also a director of the Company (See Footnote 15 below). Nicholas B. Paumgarten, the Founder of Corsair Capital LLC, is the natural person who exercises sole or shared voting and/or dispositive powers over the Company’s securities held by Corsair II Capital Partners, L.P. (f/k/a J.P. Morgan Corsair II Capital Partners, L.P.). Mr. Paumgarten’s address is c/o Corsair Capital LLC, 717 Fifth Avenue, New York, NY 10022.
(5)	As reported in a Schedule 13G filed with the SEC on September 9, 2013. Voting and dispositive power of the 4,675,166 shares shown as beneficially owned by Second Curve Capital, LLC (“Second Curve”) is shared with Thomas K. Brown, the Managing Member of Second Curve, who also claims beneficial ownership of such shares.
(6)	As reported in a Schedule 13D/A filed with the SEC on October 6, 2010.
(7)	As reported in a Schedule 13G filed with the SEC on January 28, 2008.
(8)	Includes 16,250 shares issuable upon the exercise of options.
(9)	Includes 1,000,000 shares issuable upon the exercise of options.
(10)	Excludes (i) the 5,562,981 shares held by Capital Z and Capital Z Private Fund, as well as shares owned by Capital Z III. The sole general partner of Capital Z and Capital Z Private Fund is Capital Z LP, and the sole general partner of Capital Z LP is Capital Z Ltd and (ii) the 4,000,000 shares held by Capital Z III LP is the general partner of Capital Z III. Capital Z III GP is the general partner of Capital Z III LP and the ultimate general partner of Capital Z III. Capital Z Partners Management, LLC (“CZPM”) is the investment authority for Capital Z, Capital Z Private Fund and Capital Z III, and its principal business is performing investment management services for Capital Z, Capital Z Private Fund and Capital Z III. Mr. Cooper is a shareholder of Capital Z Ltd and an officer and co-owner of CZPM. Mr. Cooper may be deemed to be part of a group along with Capital Z, Capital Z Private Fund, Capital Z LP, Capital Z Ltd, Capital Z III GP, Capital Z III LP, Capital Z III and CZPM and may be deemed to be the beneficial owner of the securities held by such entities, although Mr. Cooper disclaims beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the securities beneficially owned by Capital Z, Capital Z Private Fund, Capital Z LP, Capital Z Ltd, Capital Z III GP, Capital Z III LP, Capital Z III and CZPM.
(11)	Includes 42,500 shares issuable upon the exercise of options.
(12)	Includes 70,000 shares issuable upon the exercise of options.
(13)	Includes 30,313 shares issuable upon the exercise of options.
(14)	Includes 875,000 shares issuable upon the exercise of options.
(15)	Includes 10,000 shares issuable upon the exercise of options. Mr. Thornburgh’s beneficial ownership shown in the table excludes the 9,538,415 shares shown as beneficially owned by Corsair II Capital Partners, L.P. (f/k/a J.P. Morgan Corsair II Capital Partners, L.P.), Corsair III Financial Services Capital Partners, L.P. and Corsair III Financial Services Offshore 892 Partners, L.P. Mr. Thornburgh is an indirect participant in, and an officer of Corsair II, L.L.C. and Corsair Capital LLC, which has investment authority over such shares, but he disclaims beneficial ownership of such shares.
(16)	Includes 500,000 shares issuable upon the exercise of options and 3,770 shares held by Mr. Bray’s spouse.
(17)	Includes 120,210 shares issuable upon the exercise of options.
(18)	Includes 2,974,273 shares issuable upon the exercise of options.

WHERE TO FIND ADDITIONAL INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This information is also available at www.newstarfin.com under the caption “Investor Relations—SEC Filings.”

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this proxy statement certain documents the Company files with the SEC. This means the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. We incorporate by reference Items 7, 7A, 8 and 9 from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Items 1, 2 and 3 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 and any other items in that Quarterly Report expressly updating the above referenced items from our Annual Report on Form 10-K.

You can obtain documents incorporated by reference in this proxy statement without charge through the Company’s website, www.newstarfin.com, and from the SEC at its website, www.sec.gov. You may also obtain this information from the Company, without charge, by submitting a written or oral request to NewStar Financial, Inc., Attn: Corporate Secretary, 500 Boylston St., Suite 1250, Boston, MA 02116 or by calling (617) 848-2500. To receive timely delivery of the documents in advance of the special meeting, you should make your request no later than [—], 2014.

STOCKHOLDER PROPOSALS

Assuming the Company’s 2015 annual meeting is not more than 30 days before or 30 days after May 20, 2015:

•	if you wish to bring business before or propose director nominations at the 2015 annual meeting, you must give written notice to us not earlier than December 3, 2014 or later than January 9, 2015, and

•

if you wish to bring proposed business to the 2015 annual meeting and you would like us to consider the inclusion of your proposal in our proxy materials for the meeting, you must provide written notice of such proposal to us not later than December 19, 2014 (i.e., 120 days before the anniversary of the mailing date of the Company’s proxy statement for its 2015 annual meeting).

Notices of stockholder proposals and nominations should be given in writing to NewStar Financial, Inc., at its principal executive offices, 500 Boylston St., Suite 1250, Boston, MA 02116, Attn: Corporate Secretary.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our anticipated strategic relationship with GSO and the investors, our expectations regarding expansion of our middle market lending and asset management activities, our ability to implement our accelerated growth strategy, access new origination channels and provide a broader set of financing options to our clients. All statements other than statements of historical fact included in this proxy statement are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our ability to successfully execute on our growth strategy; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these and other risk factors can be found in the Company’s filings with the SEC, including Item 1A (“Risk Factors”) of our 2013 Annual Report on Form 10-K, as may be updated or supplemented by any Risk Factors contained in our subsequent Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Appendix A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTMENT AGREEMENT. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH INVESTMENT AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

FORM OF WARRANT

to purchase

[—]

Shares of Common Stock

NEWSTAR FINANCIAL, INC.

a Delaware Corporation

Issue Date: [                    ], 201[—]

1. Definitions. When used herein the following terms shall have the meanings indicated.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person. With respect to an Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor will be deemed to be an Affiliate of such Investor.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three (3) appraisers shall be appointed and the determination of one (1) appraiser is disparate from the middle determination of the three (3) appraisers by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two (2) determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three (3) determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Company.

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Beneficial Ownership Limitation” means 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.

“Board” means the Board of Directors of the Company.

“Business Combination” means a merger, consolidation, reorganization, statutory share exchange or similar transaction, including where the Company is not the surviving corporation, and any sale, transfer or other disposal of all or substantially all of the Company’s property, assets or business to another corporation or entity.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the States of New York or Massachusetts generally are authorized or required by law or other governmental actions to be closed.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all membership, partnership or other equity interests of such Person.

“Cashless Exercise” has the meaning given to it in Section 3(A).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be exchanged, reclassified or changed.

“Common Stock Equivalent” means any securities of the Company or its Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants, stock appreciation rights, restricted stock units or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” means NewStar Financial, Inc., a Delaware corporation.

“Convertible Securities” shall mean evidence of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

“Delaware Court” has the meaning given to it in Section 14.

“Designated Office” has the meaning given to it in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” means $12.62, subject to adjustment from time to time in accordance with Section 13.

“Expiration Time” has the meaning given to it in Section 3(A).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting reasonably and in good faith. If the Warrantholder does not accept the Board’s calculation of Fair Market Value and the Warrantholder and the Company are unable to agree on Fair Market Value, the procedures described in Section 15 shall be used to determine Fair Market Value.

“Group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

“Initial Number” has the meaning given to it in Section 13(D).

“Investor” means [FS Investment Corporation][FS Investment Corporation II][FS Investment Corporation III], a Maryland corporation, or any of its successors or transferees (subject to the requirements of the Investment Agreement).

“Investment Agreement” means the investment agreement, dated as of November 4, 2014, among the Company, FS Investment Corporation, FS Investment Corporation II and FS Investment Corporation III.

“Investment Agreement Date” means November 4, 2014, the date of the execution of the Investment Agreement.

“Market Disruption Event” means:

(a) a failure by the principal market on which the Common Stock is listed or approved for trading to open for trading during its regular trading session; or

(b) the occurrence or existence for more than a one half-hour period in the aggregate on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal market on which the Common Stock is listed or approved for trading or otherwise) in the shares of the Common Stock or in any options, contracts or future contracts relating to shares of the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Market Price” of the Common Stock (or other relevant Capital Stock or equity interest) on any date of determination means the closing sale price or, for any day where no closing sale price is reported the last reported sale price, of the shares of the Common Stock (or other relevant Capital Stock or equity interest) on the NASDAQ Global Market for the last Trading Day immediately prior to such date of determination. If the Common Stock (or other relevant Capital Stock or equity interest) is not traded on the NASDAQ Global Market on the Trading Day prior to the date of determination, the Market Price of the Common Stock (or other relevant Capital Stock or equity interest) on such Trading Day means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant Capital Stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant Capital Stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant Capital Stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant Capital Stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant Capital Stock or equity interest) on the applicable Trading Day as determined by a nationally recognized independent investment banking firm retained by the Company and reasonably acceptable to the Warrantholder for this purpose.

“Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast in respect of all capital stock of the Company on matters generally submitted to the holders of the Company’s capital stock for a vote.

“Permitted Transfers” has the meaning given to it in Section 13(D).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; provided, that if the Common Stock is not listed or traded, “Scheduled Trading Day” shall mean any Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning given to it in Section 2.

“Stock Purchase Rights” shall mean any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable.

“Stockholder Approval” has the meaning set forth in the Investment Agreement.

“Subsidiary” and collectively, “Subsidiaries,” means any Person that is controlled by another Person. For purposes of this definition, a Person controls another Person if it (i) owns, controls, or holds the power to vote a majority of the voting securities of such other Person (irrespective of whether at the time the capital stock of any other class or classes of such Person shall or may have voting power upon the occurrence of a contingency), (ii) controls in any manner the election of a majority of the other Person’s board of directors (or equivalent positions), or (iii) has a majority of the general partner, managing member or similar interests oustanding of such Person.

“Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on the NASDAQ Global Market, or if the Common Stock is not listed on the NASDAQ Global Market, then as generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then traded; provided, that if the Common Stock is not so listed or traded, “Trading Day” shall mean any Business Day.

“Warrantholder” has the meaning given to it in Section 2.

“Warrant” means this Warrant, issued to the Investor pursuant to the Investment Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, Investor (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of [—] fully paid and nonassessable shares of Common Stock (the “Shares”), at a purchase price equal to the Exercise Price per Share. The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares,” “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term.

(A) Subject to Sections 3(C) and 13(G), the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder in its sole discretion, at any time or from time to time between the date hereof and 5:00 p.m., Eastern time on the tenth anniversary of the Investment Agreement Date (such anniversary, the “Expiration Time”), by (i) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the Company’s Designated Office, and (ii) payment of the aggregate Exercise Price for the Shares thereby purchased either (x) by tendering such amount in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company or (y) by instructing the Company to withhold a number of Shares issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the average of the Market Prices of the Common Stock on the ten (10) Trading Days prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company (a “Cashless Exercise”). Notwithstanding the foregoing, at least three (3) Business Days prior to the delivery of any Notice of Exercise the Warrantholder shall notify the Company of its intent to exercise the Warrant, the date it proposes to exercise the Warrant and whether it intends to pay the aggregate Exercise Price in cash or pursuant to a Cashless Exercise. The Company shall have the option, by giving notice to the Warrantholder by 4:00 p.m. Eastern time on the Business Day before the proposed exercise date, to have such exercise of this Warrant settled pursuant to a Cashless Exercise. If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company, and the Company shall deliver, within a reasonable time, and in any event not exceeding five (5) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

(B) The Company shall not effect any exercise of this Warrant, and the Warrantholder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such exercise the Warrantholder (together with the Warrantholder’s Affiliates, and any other Persons acting as a group together with the Warrantholder or any of the Warrantholder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Warrantholder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any Common Stock Equivalent, subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrantholder or any of its Affiliates). Except as set forth in the preceding sentence, for purposes of this Section 3(B), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Warrantholder that the Company is not representing to the Warrantholder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrantholder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(B) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Warrantholder, subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined by the Warrantholder in accordance with Section 13(d) of the Exchange Act, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3(B), in determining the number of outstanding Shares, the Warrantholder may rely on the number of outstanding shares of Common Stock as reflected in (a) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (b) a more recent public announcement by the Company or (c) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding. Upon the written request of a Warrantholder, the Company shall, within three (3) Trading Days confirm orally and in writing to the Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrantholder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The

Warrantholder, upon not less than sixty-one (61) days prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(B), provided that the Beneficial Ownership Limitation in no event exceeds 24.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Warrantholder and the provisions of this Section 3(B) shall continue to apply. Any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(B) to correct this paragraph or any portion hereof which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation, and the Purchasers shall provide notice to the Company of any such changes or supplements. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. For all purposes of this Section 3(B), the Warrantholder shall provide the Company from time to time, following a request from the Company, with a schedule showing its calculation of the Beneficial Ownership Limitation and the Company shall be entitled to rely conclusively on the most recent such schedule so provided to it.

(C) Notwithstanding any other provision of this Warrant, prior to the receipt of Stockholder Approval, this Warrant shall not be exercisable to purchase Warrant Shares if, and to the extent that, following such exercise (i) the aggregate voting power of such Warrantholder (or any Group including such Warrantholder), including upon exercise of Warrants or other Common Stock Equivalents, would exceed 19.99% of the Maximum Voting Power, (ii) such Warrantholder (or any Group including such Warrantholder) would Beneficially Own more than 19.99% of the then outstanding shares of Common Stock or of the shares of Common Stock outstanding immediately prior to the execution of the Investment Agreement or the issuance of this Warrant or (iii) the aggregate number of Warrant Shares issued hereunder and under any other Warrants issued pursuant to the Investment Agreement would exceed 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Investment Agreement. The foregoing shall not prohibit the Warrantholder from exercising this Warrant in part, so long as such partial exercise would not otherwise violate clauses (i), (ii) or (iii) above. Effective immediately upon receipt of the Stockholder Approval, the limitations set forth in this Section 3(C) shall terminate.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed five (5) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 and all other provisions of this Warrant will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price in accordance with Section 3 are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, in the case of Common Stock, out of its authorized but unissued Common Stock solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the date of exercise multiplied by such fraction, rounded to the nearest whole cent.

6. No Rights as Shareholders. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that if and to the extent such issue or transfer tax is due solely because the Warrantholder has requested that the Shares be issued in a name other than that of the Warrantholder or an Affiliate of the Warrantholder, then such taxes shall be paid by such Warrantholder, and the Company shall not be required to issue or deliver any stock certificate representing the Shares unless and until such Warrantholder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

8. Transfer/Assignment. The Warrantholder may transfer or assign this Warrant in accordance with the provisions contained in the Investment Agreement. Any transfer or assignment shall be made upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the Company’s Designated Office. All expenses and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company; provided, however, that the Company shall not be obligated to pay any issue or transfer taxes in respect of the preparation, execution and delivery of such new warrants pursuant to this Section 8.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the Company’s Designated Office, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the Commission thereunder (or, if the Company is not required to file such reports under the Securities Act or the Exchange Act, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use its reasonable best efforts to take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the Commission. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one sub-section of this Section 13 to the extent it would result in duplicative adjustments.

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for such dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of this Warrant determined pursuant to the immediately preceding sentence.

(B) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (or any successor security interests) (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any Subsidiary, (iii) of assets or cash (excluding dividends or distributions referred to in Section 13(A)), or (iv) of rights or warrants (other than in connection with the adoption of a shareholder rights plan), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the cash and/or Fair Market Value of such shares, evidences of indebtedness, assets, rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, cash, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(C) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to the consummation of such Business Combination or reclassification would have been entitled upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall also be entitled to make such an election at the time of such election by other holders of Common Stock, which election, once made, shall be irrevocable and binding upon all future holders of this Warrant. The Company shall cause any successor entity in a Business Combination in which the Company is not the survivor to assume in writing all of the obligations of the Company under this Warrant, the Investment Agreement and the Note in accordance with the provisions of this Section 13(C) pursuant to written agreements in form and substance reasonably satisfactory to the Warrantholder and approved by the Warrantholder (without unreasonable delay) prior to such Business Combination.

Notwithstanding anything to the contrary, in the event of a Business Combination that is a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act and of which the Company has not provided the Warrantholder with at least sixty-five (65) days prior written notice of the applicable record date or such other date on which an election as to the kind or amount of consideration receivable must be made, or in connection with which rights attach to the Common Stock, the Company or any successor shall, at the Warrantholder’s option, exercisable at any time prior to, and to be consummated concurrently with, the consummation of the Business Combination, purchase this Warrant from the Warrantholder by paying to the Warrantholder an amount of cash equal to the Fair Market Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Business Combination.

(D) Certain Issuances of Common Stock or Convertible Securities. If the Company shall issue any shares of Common Stock or Convertible Securities (other than in Permitted Transactions (as defined below) or a transaction to which Section 13(A) is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the Market Price on the last Trading Day preceding the date of the agreement on pricing such shares (or such Convertible Securities) then, in such event:

(i) the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such Convertible Securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (a) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) and (b) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which Convertible Securities may be exercised or convert) would purchase at the Market Price on the last Trading Day preceding the date of the agreement on pricing such shares (or such Convertible Securities); and

(ii) the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such Convertible Securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (i) above.

For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or Convertible Securities shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (a) as consideration for or to fund the acquisition of other companies, businesses and/or assets, including in connection with any merger, consolidation, joint venture formation or other business combination, (b) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board, and (c) in connection with a public or broadly marketed offering and sale of Common Stock or Convertible Securities for cash conducted by the Company or its affiliates pursuant to registration under the Securities Act or Rule 144A. Any adjustment made pursuant to this Section 13(D) shall become effective immediately upon the date of such issuance.

(E) Notice of Certain Events. If the Company determines to take any of the actions covered by paragraph (B) above, it shall give the Warrantholder at least five Business Days prior written notice of the proposed record date therefor in order to enable the Warrantholder to elect to exercise this Warrant, in whole or in part, on or prior to such record date.

(F) Rounding of Calculations; Minimum Adjustments. The adjustments required by this Section 13 shall be made whenever and as often as any specified event requiring an adjustment pursuant to this Section 13 shall occur, except that no adjustment of the Exercise Price or the number of Warrant Shares purchasable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or together with all other adjustments pursuant to this Section 13 not previously made as a result of this Section 13(F) increases or decreases by at least one percent (1%) the Exercise Price or the number of Warrant Shares purchasable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 13 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Section 13, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

(G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Company shall forthwith file at the Designated Office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(I) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in this Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(J) Proceedings Prior to Any Action Requiring Adjustment. Prior to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall use its reasonable best efforts to take such actions, including obtaining regulatory, NASDAQ or stockholder approvals or exemptions, to ensure that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(K) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to conflict of laws principles. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be commenced in courts of the State of Delaware and the federal courts located in the State of Delaware and the County of New Castle, including any appellate courts therefrom (each, a “Delaware Court”). Each party hereby irrevocably submits to the jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the substantially prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

15. Contest and Appraisal Rights. Upon each determination of Fair Market Value hereunder, the Company shall promptly give notice thereof to the Warrantholder, setting forth in reasonable detail the calculation of such Fair Market Value, and the method and basis of determination thereof, as the case may be. If the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders) shall disagree with such determination and shall, by notice to the Company given within fifteen (15) days after the Company’s notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 15. In the event that a determination of Fair Market Value is disputed, such dispute shall be resolved through the Appraisal Procedure.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only, in the case of an amendment, with the written consent of the Company and the Warrantholder, or in the case of a waiver, by the party against whom the waiver is to be effective.

17. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 4:00 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 4:00 p.m.

(Eastern time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below:

If to the Company, to:

NewStar Financial, Inc.
500 Bolyston Street, Suite 1250
Boston, MA 02116
Attn:	[—]
Facsimile:	[—]

with copies to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn:	Lee Meyerson
Facsimile:	(212) 455-2502

If to the Warrantholder.:

[—]
[—]
[—]
Attn:	[—]
Facsimile:	[—]

with copies to (which copy alone shall not constitute notice):

Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attn:	Anthony J. Ribaudo
Sean M. Carney
Facsimile:	(312) 853-7036

18. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

19. Office of the Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the “Designated Office”), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 500 Boylston Street, Suite 1250, Boston, MA 02116. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.

20. Non-Waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Warrantholder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

21. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Warrantholder hereof, shall give rise to any liability of the Warrantholder to pay the Exercise Price for any Warrant Shares other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

22. Specific Performance. Each Warrantholder and/or owner of Warrant Shares, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant without any requirement to post a bond or other security as a condition of relief. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

23. Entire Agreement. This Warrant and the forms attached hereto, together with the Investment Agreement and the schedules and exhibits thereto, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated: [                    ], 201[5]

NEWSTAR FINANCIAL, INC.

By:
Name:
Title:

[WARRANTHOLDER]

By:
Name:
Title:

[Signature Page to Warrant]

[Form Of Notice Of Exercise]

Date:

TO:    NewStar Financial, Inc.

RE:    Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, [herewith makes payment of the aggregate Exercise Price for such shares of Common Stock in the manner set forth below][requests that the Company withhold the number of shares of Common Stock receivable by the undersigned in accordance with the Cashless Exercise option specified in Section 3 of this Warrant]. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:

Method of Payment of Exercise Price:

Name and Address of Person to be

Issued New Warrant:

Holder:

By:

Name:

Title:

NEWSTAR FINANCIAL, INC.

Proxy Solicited on Behalf of the Board of Directors for Special Meeting on January [—], 2015.

The undersigned stockholder of NewStar Financial, Inc. (“NewStar”), hereby appoints Timothy J. Conway and John K. Bray, or either of them, with full power of substitution, to be the attorneys and proxies of the undersigned at the Special Meeting of Stockholders of NewStar to be held at [10:00 a.m.] on January [—], 2015 at [500 Boylston Street, Suite 1250, Boston, MA 02116], or at any adjournment thereof, on the proposals contained in the Notice of the Special Meeting of Stockholders, with all powers the undersigned would possess if personally present at said meeting, or at the postponement or adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on the reverse side.)

COMMENTS:

14475

SPECIAL MEETING OF STOCKHOLDERS OF

NEWSTAR FINANCIAL, INC.

January [—], 2015

PROXY VOTING INSTRUCTIONS

INTERNET – Access “[www.voteproxy.com]” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Special Meeting. Please plan to arrive no later than ten minutes in advance to allow access to building facilities.

GO GREEN – e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JANUARY [—], 2015

This proxy statement is available at [—]
ò Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ò
20830300000000000000 8	052014
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
		1.	Approval of the issuance of warrants to purchase 2,500,000 shares of common stock to the investors.	☐	☐	☐

		2.	Approval of eliminating certain exercise restrictions contained in the Warrants to purchase 9,500,000 shares of common stock that will be issued to the investors.	☐	☐	☐

		3.	Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes at the meeting to approve Proposals One and Two.	☐	☐	☐
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the proposals listed herein.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.